Exhibit 10.13

Execution Copy

DIRECT PARENT STOCK PLEDGE AGREEMENT

made by

VCR USA HOLDINGS II INC.

in favor of

GOLDMAN SACHS CREDIT PARTNERS L.P..,

as Administrative Agent

dated as of June 14, 2006

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Schedules

Schedule 1                             Notice Address of Pledgor

Schedule 2                             Description of Pledged Securities

Schedule 3                              Jurisdiction of Organization, Identification Number and Location of Chief Executive Office

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DIRECT PARENT STOCK PLEDGE AGREEMENT, dated as of June 14, 2006, made by VCR USA HOLDINGS II INC., a Delaware corporation (the “Pledgor”) in favor of GOLDMAN SACHS CREDIT PARTNERS L.P., (“GSCP”) as Administrative Agent (in such capacity together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 14, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vanguard Car Rental USA Holdings Inc., a Delaware corporation (the “US Borrower”), National Car Rental (Canada) Inc., an Canada corporation (the “Canadian Borrower”), the Administrative Agent, the Lenders, GSCP, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as Sole Joint Lead Arrangers and Joint Bookrunners, GSCP and JP Morgan Chase Bank, N.A., as Co-Syndication Agents, Lehman Commercial Paper Inc., Bank of Montreal and Wachovia Bank, National Association, as Co-Documentation Agents, and Bank of Montreal, as Canadian Agent. Capitalized terms used herein shall have the meanings set forth in Section 1 hereof.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the US Borrower and the Canadian Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the US Borrower and the Canadian Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of these premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the US Borrower and the Canadian Borrower thereunder, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties as follows:

SECTION 1. DEFINED TERMS

1.1                                 Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, General Intangibles, Instruments and Supporting Obligations.

(a)                                  The following terms shall have the following meanings:

“Agreement”: this Parent Stock Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the Obligations (as defined in the Credit Agreement).

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 5.2

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to all obligations and liabilities of such Guarantor which may arise under or in connection with the

Guarantee and Collateral Agreement (including, Section 2 thereof) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, all reasonable fees and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of the Guarantee and Collateral Agreement or any other Loan Document).

“Intercompany Note”: any promissory note evidencing loans made by the Pledgor to US Borrower or any of its Subsidiaries.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the collective reference to the Borrower Obligations and the Guarantor Obligations.

“Parent”: VCR USA Holdings II Inc., a Delaware corporation.

“Pledgor”: as defined in the preamble.

“Pledged Collateral”: as defined in Section 2.

“Pledged Debt”: shall mean all intercompany loans and advances and other forms of indebtedness owed to the Pledgor by the US Borrower or any of its Subsidiaries, whether or not evidenced by an instrument or represented by a security, including, without limitation, all indebtedness described on Schedule 2 under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments (if any) evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Securities”: the collective reference to the Pledged Debt and the Pledged Stocks.

“Pledged Stocks”: all equity interests of Capital Stock held by the Pledgor in the US Borrower, as specified on Schedule 2 (as such schedule may be amended or modified from time to time) and the certificates, if any, representing such equity interests and any interest of the Pledgor on the books and records of the US Borrower or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interest that may be issued or granted to, or held by, the Pledgor while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, including, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Secured Parties”: the collective reference to the Agents and the Lenders under the Credit Agreement (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties and shall include all former Agents, Lenders and Qualified Counterparties to the extent that any Obligations owing to such Persons were incurred while such

Persons were Agents, Lenders or Qualified Counterparties and such Obligations have not been paid or satisfied in full.

“Securities Act”: the Securities Act of 1933, as amended.

“Uniform Commercial Code”: the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

1.2                                 Other Definitional Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(a)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(b)                                 References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(c)                                  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(d)                                 If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

(e)                                  All references herein to provisions of the New York UCC shall include all successor provisions under any subsequent version or amendment to any Article of the New York UCC.

(f)                                    Where the context requires, terms relating to the Pledged Collateral or any part thereof, when used in relation to the Pledgor, shall refer to the Pledgor’s Pledged Collateral or the relevant part thereof.

SECTION 2. GRANT OF SECURITY INTEREST

2.1                                 Grant. The Pledgor hereby collaterally assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)                                  all Pledged Stocks;

(b)                                 all Pledged Debt; and

(c)                                  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

2.2                                 Amendments, etc. with respect to the Obligations. The Parent shall remain obligated hereunder notwithstanding that, without any reservation of rights against the US Borrower and without notice to or further assent by the Parent, any demand for payment of any of the Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party, and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the pledge contained in this Section 2 or any property subject thereto.

2.3                                 Parent’s Obligation Absolute and Unconditional. The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the pledge contained in this Section 2 or acceptance of the pledge contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the pledge contained in this Section 2, and all dealings between the US Borrower and the Parent, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligation contained in this Section 2. The Parent waives diligence, presentment, protest and notice of default or nonpayment to or upon the US Borrower or any of the Guarantors with respect to the Obligations. The Parent understands and agrees that the pledge contained in this Section 2 shall be construed as a continuing, absolute and unconditional obligation without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the US Borrower or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the US Borrower, any Guarantor or the Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of the US Borrower for the US Obligations or of such Guarantor under the guarantee of such Guarantor contained in Section 2 of the Guarantee and Collateral Agreement or of the Parent for its obligations contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Parent, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the US Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the US Borrower, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the US Borrower, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Parent of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against the Parent. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.4                                 Reinstatement. The pledge contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower, any Guarantor or the Parent, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the US Borrower, any Guarantor or the Parent or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

2.5                                 Limitation on Liability. Notwithstanding anything to the contrary in the Credit Agreement, the Notes, this Agreement or the other Security Documents, the following shall apply:

(a)                                  Except to the extent provided in subparagraphs (b), (c), (d) and (e) below, the Pledgor shall not be personally liable for repayment of the Notes or any other sums due under the Credit Agreement, the Notes or the Security Documents or for the payment of any deficiency established following a judicial foreclosure or a non-judicial foreclosure under this Agreement or under any of the other Security Documents, except to the extent of the Pledgor’s interest in the Pledged Collateral and all other collateral given as security for the payment and/or performance by the Pledgor of its obligation under the Credit Agreement, the Notes and the Security Documents, and the sole recourse of the Administrative Agent against the Pledgor for any Event of Default shall be by judicial or non-judicial foreclosure or other remedies set forth in this Agreement or otherwise available at law or in equity;

(b)                                 The limitation of liability set forth in subparagraph (a) above shall be deemed void and shall have no force or effect in the event the Pledgor shall claim that this Agreement, the Credit Agreement, the Notes or any other Security Document is invalid or unenforceable to an extent that would preclude a foreclosure (whether judicial or non-judicial) of the Pledged Collateral or otherwise prevent the Secured Parties from realizing on the Pledged Collateral or any portion thereof by any remedies set forth in the Credit Agreement, the Notes or the Security Documents.

(c)                                  The limitation of liability set forth in subparagraph (a) above shall not prejudice the rights of the Secured Parties to:

(w)                               Name the Pledgor as a party defendant in any action, proceeding, reference or arbitration, in each case, however, subject to the limitations of subparagraph (a) above;

(x)                                   Assert any unpaid amounts due under the Credit Agreement, the Notes and the Security Documents as a defense or offset to or against any claim or cause of action made or alleged against the Secured Parties by the Pledgor; or

(y)                                 Exercise self-help remedies such as setoff or foreclosure against the Pledged Collateral, or any portion thereof, or any other collateral given as security for the payment and performance obligations of the Pledgor under the Credit Agreement, the Notes and the Security Documents.

(d)                                 The limitation of liability set forth in subparagraph (a) above does not apply to and the Pledgor shall be subject to full personal liability for any and all losses, liabilities, damages, injuries, costs, expenses and claims of any kind whatsoever, incurred or suffered by the Secured Parties or its assignees as a result of any of the following:

(w)                               the Pledgor’s fraud or intentional misrepresentation by the Pledgor in connection with this Agreement or the Pledged Collateral or other collateral given as security for the payment and performance obligations of the Pledgor under the Credit Agreement, the Notes and the Security Documents;

(x)                                   negligent administration by the Pledgor of Proceeds received after the occurrence of an Event of Default or the failure of the Pledgor to apply said Proceeds to the obligations owing by the Pledgor under this Agreement or to the normal operating expenses of the Pledged Collateral, but only to the extent of the amount of such Proceeds; or

(y)                                 failure of the Pledgor to return or deliver to the Secured Parties or its assignees, promptly, and in any event not later than 15 days following their request, and following foreclosure of the Pledged Collateral, any tangible personal property, including, books, records and files relating to the maintenance of the Pledged Collateral taken from the Pledged Collateral or kept elsewhere by the Pledgor and either in the Pledgor’s possession or which the Pledgor may readily obtain.

(e)                                  The limitation of liability set forth in subparagraph (a) above also does not affect the rights of the Secured Parties to enforce any other agreement of the Pledgor or any other Person which specifically states that is not subject to the limitation of liability contained in subparagraph (a) above.

Nothing contained in the limitation of liability set forth in subparagraph (a) above shall impair the validity of any Security Document or any Lien which it may create or perfect.

2.6                                 Waiver of Rights of Reimbursement, Contribution and Subrogation. The Pledgor subordinates any right of reimbursement, contribution or subrogation arising under, based upon or relating to this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the US Borrower thereunder, the Pledgor hereby represents and warrants to the Administrative Agent and each Lender that:

3.1                                 Corporate Existence; Compliance with Law. The Pledgor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own the Pledged Collateral, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of Pledged Collateral or the conduct of its business requires such qualification and which is necessary for the conduct of its operations and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2                                 Corporate Power; Authorization; Enforceable Obligations. The Pledgor has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement. The Pledgor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Pledgor. This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3                                 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, the Pledgor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement.

3.4                                 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Pledged Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Pledgor and any Persons purporting to purchase any Pledged Collateral from the Pledgor and (b) are prior to all other Liens on the Pledged Collateral in existence on the date hereof.

3.5                                 Jurisdiction of Organization; Chief Executive Office. On the date hereof, the Pledgor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of the Pledgor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. The Pledgor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof (it being agreed that a certified charter, certificate of incorporation or other organization document and long-form good standing certificates dated within 30 days of the date hereof shall be sufficiently recent).

3.6                                 Pledged Securities. The Pledged Stocks pledged by the Pledgor hereunder constitute all the issued and outstanding shares or interests of all classes of the equity interests of the US Borrower owned by the Pledgor.

(a)                                  All the shares or equity interests of the Pledged Stocks have been duly and validly issued and are fully paid and nonassessable.

(b)                                 The Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)                                  The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stocks pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

SECTION 4. COVENANTS

The Pledgor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

4.1                                 Covenants in Credit Agreement. The Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Pledgor.

4.2                                 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly (but in any event within 5 Business Days the acquisition thereof) delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement; provided, that the Pledgor shall not be obligated to deliver to the Administrative Agent any Instruments or Chattel Paper held by the Pledgor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by the Pledgor at such time does not exceed $500,000.

4.3                                 Payment of Obligations. The Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, claims for labor, materials and supplies) against or with respect to the Pledged Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Pledgor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Pledged Collateral or any interest therein.

4.4                                 Maintenance of Perfected Security Interest; Further Documentation. The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.4 and shall defend such security interest against the claims and demands of all Persons whomsoever. The Pledgor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of the Pledgor and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail. At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) with respect to the security interests created hereby.

4.5                                 Changes in Name, etc. The Pledgor will not, except upon 5 Business Days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)                                  change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.5; or

(b)                                 change its name.

4.6                                 Notices. The Pledgor will advise the Administrative Agent and the Lenders promptly, after a Responsible Officer knows or has reason to know, in reasonable detail, of:

(a)                                  any Lien (other than security interests created hereby) on any of the Pledged Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Pledged Collateral taken as a whole or on the security interests created hereby.

4.7                                 Pledged Stocks. If the Pledgor shall become entitled to receive or shall receive any certificate (including, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock of the US Borrower, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stocks upon the liquidation or dissolution of the US Borrower shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stocks, or any property shall be distributed upon or with respect to the Pledged Stocks pursuant to the recapitalization or reclassification of the capital of the US Borrower or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stocks shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Pledgor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Pledgor shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Pledged Collateral any proceeds of any liquidation or dissolution of the US Borrower, or any distribution of capital or property in respect of any Pledged Stocks, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the US Borrower, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

(a)                                  Without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed, the Pledgor will not (i) vote to enable, or take any other action to permit, the US Borrower to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the US Borrower, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as

Pledged Collateral except pursuant to a transaction that would not cause a Change of Control, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stocks or Proceeds thereof except pursuant to a transaction not otherwise prohibited by the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stocks or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Stocks or Proceeds thereof.

SECTION 5. REMEDIAL PROVISIONS

5.1                                 Pledged Securities. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.l(b), the Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Debt, in each case paid in the normal course of business of the US Borrower and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(a)                                  If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 5.3, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the US Borrower or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the US Borrower, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)                                 The Pledgor hereby authorizes and instructs the US Borrower of any Pledged Securities pledged by the Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the US Borrower shall be fully protected in so complying, advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Pledgor further agrees, at the Administrative Agent’s request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4 with respect to the Pledged Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order specified in Section 5.3, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.5                                 Registration Rights. If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the US Borrower to (i) execute and deliver, and cause the directors and officers of the US Borrower to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the US Borrower to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 1l(a) of the Securities Act.

(a)                                  The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the US Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the US Borrower would agree to do so.

(b)                                 The Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

5.6                                 Deficiency. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

SECTION 6. THE ADMINISTRATIVE AGENT

6.1                                 Administrative Agent’s Appointment as Attorney-in-Fact, etc. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

(a)                                  in the name of the Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Pledged Collateral whenever payable;

(b)                                 pay or discharge taxes and Liens levied or placed on or threatened against the Pledged Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(c)                                  execute, in connection with any sale provided for in Section 5.4 or Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral; and

(d)                                 (1) direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any portion thereof and to enforce any other right in respect of any Pledged Collateral; (5) defend any suit, action or proceeding brought against the Pledgor with respect to any Pledged Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

Anything in this Section 6.1 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless an Event of Default shall have occurred and be continuing.

(e)                                  If the Pledgor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Pledgor and the Pledgor failing to comply therewith promptly.

(f)                                    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Administrative Agent on demand.

(g)                                 The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2                                 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Pledged Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.

6.3                                 Filing of Financing Statements. Pursuant to any applicable law, the Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Pledged Collateral in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. The Pledgor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Pledged Collateral made prior to the date hereof.

6.4                                 Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 5.3.

SECTION 7. MISCELLANEOUS

7.1                                 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on the Pledgor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

7.2                                 Notices. All notices, requests and demands to or upon the Administrative Agent or the Pledgor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor at its notice address set forth on Schedule 1.

7.3                                 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agents nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agents or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agents or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agents or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4                                 Enforcement Expenses; Indemnification. The Pledgor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its costs and out of pocket expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the

Pledgor is a party, including, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

(a)                                  The Pledgor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.

(b)                                 The Pledgor agrees to pay, and to save the Agents and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the US Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(c)                                  The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.5                                 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agents and the Secured Parties and their successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.6                                 Set-Off. (a) The Pledgor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing or following acceleration of the maturity of the Loans, without notice to the Pledgor, any such notice being expressly waived by the Pledgor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of the Pledgor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Pledgor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against the Pledgor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify the Pledgor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, other rights of set-off) which the Administrative Agent or such Secured Party may have.

7.7                                 Counterparts. This Agreement may be executed and delivered by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8                                 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9                                 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10                           Integration. This Agreement and the other Loan Documents represent the agreement of the Pledgor, the Administrative Agent, the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.11                           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12                           Submission To Jurisdiction; Waivers. The Pledgor, and by its acceptance hereof, the Administrative Agent and Secured Party, hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 7.2 or in Section 10.2 of the Credit Agreement or at such other address of which the parties hereto shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13                           Acknowledgements. The Pledgor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 none of the Agents or any Secured Party has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgor on the one hand, and the Agents and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgor and the Secured Parties.

7.14                           Releases. At such time as the Loans, the Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or if outstanding are cash collateralized in an amount satisfactory to the issuer thereof, which shall not in any event exceed 105% of the face value thereof), the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agents and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Administrative Agent shall deliver to the Pledgor any Pledged Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(a)                                  If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Pledged Collateral, compliance with the Credit Agreement and the other Loan Documents.

(b)                                 No consent of any Qualified Counterparty shall be required for any release of Pledged Collateral pursuant to this Section.

7.15                           WAIVER OF JURY TRIAL. THE PLEDGOR, AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Direct Parent Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

VCR USA HOLDINGS II INC.

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Executive Vice President and
Chief Financial Officer

Direct Parent Stock Pledge Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent

Authorized Signatory:	/s/ William W. Archer
	Name:	William W. Archer
	Title:	Managing Director

Parent Pledge Agreement